Designated Filer:	MPI S.A.
Issuer & Ticker Symbol:	Deep Well Oil & Gas, Inc. [DWOG]
Date of Event Requiring Statement:	October 16, 2013

JOINT FILERS’ SIGNATURES

Date: November 4, 2013	MP WEST CANADA S.A.S.

	By:	/s/ Alain Torre
Name: Alain Torre
Title: Chairman

Date: November 4, 2013	SAINT-AUBIN ÉNERGIE S.A.S.

	By:	/s/ Alain Torre
Name: Alain Torre
Title: Chairman

Date: November 4, 2013	MPI S.A.

	By:	/s/ Michel Hochard
Name: Michel Hochard
Title: Chief Executive Officer

Date: November 4, 2013	ÉTABLISSEMENTS MAUREL & PROM S.A.

	By:	/s/ Michel Hochard
Name: Michel Hochard
Title: Chief Financial Officer